UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 19, 2023

ARCUTIS BIOTHERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39186	81-2974255
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
3027 Townsgate Road, Suite 300
Westlake Village, CA 91361
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (805) 418-5006

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ARQT	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01Other Events.
On October 19, 2023, Arcutis Biotherapeutics, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC, Cowen and Company, LLC and Guggenheim Securities, LLC, as representatives of the several underwriters named in Schedule I thereto (collectively, the “Underwriters”), relating to the underwritten public offering by the Company of 32,500,000 shares (the “Shares) of the Company’s common stock, par value $0.0001 per share (“Common Stock”), and pre-funded warrants to purchase up to 7,500,000 shares of Common Stock (the “Pre-Funded Warrants”) (the “Offering”). Under the terms of the Underwriting Agreement, the Company granted the Underwriters an option, exercisable within 30 days from the date of the Underwriting Agreement, to purchase up to 6,000,000 additional shares of the Company’s Common Stock (the “Option Shares”). The offering price to the public of each Share is $2.50, and the offering price to the public of each Pre-Funded Warrant is $2.4999 per underlying share, which represents the offering price to the public of each Share less the $0.0001 per share exercise price for each Pre-Funded Warrant. All of the Shares and Pre-Funded Warrants in the Offering are being sold by the Company.
The net proceeds to the Company from the Offering are expected to be approximately $93.5 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company and assuming no exercise of the Underwriters’ option to purchase Option Shares. Subject to the satisfaction of customary conditions, the Offering is expected to close on October 24, 2023.
Each Pre-Funded Warrant will have an exercise price equal to $0.0001 per share of underlying Common Stock. The exercise price of the Pre-Funded Warrants will be subject to appropriate adjustments in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Common Stock. Each Pre-Funded Warrant will be exercisable from the date of issuance by means of payment in full of the exercise price for the number of shares of underlying Common Stock purchased upon such exercise or, alternatively, by means of a cashless exercise.
Pursuant to the terms of the Pre-Funded Warrants, the Company may not effect the exercise of any Pre-Funded Warrant, and a holder will not be entitled to exercise any portion of any Pre-Funded Warrant that, upon giving effect to such exercise, would cause: (i) the aggregate number of shares of Common Stock beneficially owned by such holder (together with its affiliates) to exceed 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise; or (ii) the combined voting power of the Company’s securities beneficially owned by such holder (together with its affiliates) exceeding 9.99% of the combined voting power of all of the Company’s securities outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants, which percentage may be changed at the holder’s election to a higher or lower percentage not in excess of 19.99% upon 61 days’ prior notice to the Company.
In addition, in certain circumstances, upon a fundamental transaction, the holder of a Pre-Funded Warrant will be entitled to receive, upon exercise of such Pre-Funded Warrant, the kind and amount of securities, cash or other property that such holder would have received had they exercised the Pre-Funded Warrant immediately prior to the fundamental transaction. In the event a holder does not exercise its Pre-Funded Warrants in connection with a fundamental transaction, such holder’s Pre-Funded Warrants will be deemed exercised in full pursuant to the cashless exercise mechanic upon the consummation of such transaction.
The Company does not intend to list the Pre-Funded Warrant on The Nasdaq Global Select Market, any other national securities exchange or any other nationally recognized trading system.
The Offering was made pursuant to a shelf registration statement on Form S-3 (File No. 333-252612) (the “Registration Statement”), a prospectus included in the Registration Statement, a preliminary prospectus supplement, which was filed with the Securities and Exchange Commission (the “SEC”) on October 19, 2023, and a final prospectus supplement, which was filed with the SEC on October 23, 2023.
The Underwriting Agreement contains customary representations, warranties, covenants, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, and other obligations of the parties. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.
The foregoing descriptions of the terms of the Underwriting Agreement and the Pre-Funded Warrants do not purport to be complete statements of the rights and obligations of the parties under such documents and the transactions contemplated thereby, and are qualified in their entireties by reference to the Underwriting Agreement and the Form of Pre-Funded Warrant,

copies of which are filed as Exhibit 1.1 and 4.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.
A copy of the legal opinion of Latham & Watkins LLP relating to the validity of the issuance and sale of the Shares, the Pre-Funded Warrants and the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants is filed as Exhibit 5.1 to this Current Report on Form 8-K.
Cautionary Statement Regarding Forward-Looking Statements
This Current Report on Form 8-K contains certain “forward-looking” statements as that term is defined by Section 27A of the Securities Act and Section 21E of the Exchange Act. Statements that are predictive in nature, that depend on or relate to future events or conditions, or that include words such as “believes”, “anticipates”, “expects”, “may”, “will”, “would,” “should”, “estimates”, “could”, “intends”, “plans” or other similar expressions are forward-looking statements, including statements regarding the completion and timing of the Offering. These forward-looking statements are based on the Company’s current assumptions, expectations and beliefs and are subject to numerous risks, including, among other things, those set forth under the caption “Risk Factors” in the Company’s most recent filings with the SEC, uncertainties, assumptions and changes in circumstances that may cause the Company’s actual results, performance or achievements to differ materially from those expressed or implied in any forward-looking statement. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this Current Report on Form 8-K. Further information on these and other factors that could affect the Company’s forward-looking statements in this Current Report on Form 8-K is included in the Company’s filings with the SEC, including, among others, the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, particularly under the captions “Risk Factors.” The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

Item 9.01Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
1.1
Underwriting Agreement, dated October 19, 2023, by and among Arcutis Biotherapeutics, Inc. and Morgan Stanley & Co. LLC, Cowen and Company, LLC and Guggenheim Securities, LLC, as representatives of the several underwriters named therein

4.1	Form of Pre-Funded Warrant
5.1	Opinion of Latham & Watkins LLP
23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCUTIS BIOTHERAPEUTICS, INC.

Date: October 23, 2023	By:	/s/ Todd Franklin Watanabe
Todd Franklin Watanabe
Chief Executive Officer